Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 1, 2024, in the Registration Statement (Form F-4) and related Prospectus of SciSparc Ltd. with respect to the consolidated financial statements of SciSparc Ltd.

/s/ Kost Forer Gabbay & Kasierer
December 31, 2024	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Member firm of EY Global